Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS SECOND-QUARTER RESULTS

•	Earnings per diluted share: $3.54 from net income, $2.95 from adjusted operating income*

•	ROE 10 percent and adjusted operating ROE* 11 percent for the trailing twelve months

•	Reported net premiums increased 6 percent in the second quarter

•	Quarterly shareholder dividend raised 22 percent to $0.50 per quarter

ST. LOUIS, July 27, 2017 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second-quarter net income of $232.2 million, or $3.54 per diluted share, compared with $236.1 million, or $3.64 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $193.7 million, or $2.95 per diluted share, compared with $181.2 million, or $2.80 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.06 per diluted share on net income and on adjusted operating income. The resolution of uncertain tax positions added $0.10 per share in the quarter and $0.12 per share in the year-earlier quarter. Book value per share at June 30 was $123.60 including AOCI, and $97.68 excluding AOCI*.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2017	2016	2017	2016
Net premiums	$2,480,451	$2,346,945	$4,846,147	$4,503,950
Net income	232,190	236,103	377,702	312,575
Net income per diluted share	3.54	3.64	5.76	4.81
Adjusted operating income*	193,674	181,228	315,739	301,978
Adjusted operating income per diluted share*	2.95	2.80	4.81	4.65
Book value per share	123.60	118.32
Book value per share, excluding accumulated other comprehensive income (AOCI)*	97.68	87.33
Total assets	58,138,072	53,876,703

*	See ‘Use of Non-GAAP Financial Measures’ below

Consolidated net premiums totaled $2.5 billion, up 6 percent from last year’s second quarter, with net adverse foreign currency effects of approximately $30.5 million. Excluding spread-based businesses and the value of associated derivatives, investment income rose 6 percent over year-ago levels, reflecting an 8 percent increase in average invested assets, offset in part by the impact of lower yields on new money and reinvested assets. The level of variable investment income was above average in this quarter and in the year-ago period. The average investment yield, excluding spread businesses, was down 11 basis points to 4.60 percent from the second quarter of 2016, reflecting the impact of lower yields on new money and reinvested assets. The average investment yield was 19 basis points higher than the first-quarter yield due primarily to a higher level of variable investment income.

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The effective tax rate was approximately 32 percent on pre-tax GAAP income and 31 percent on pre-tax adjusted operating income for the second quarter, below an expected range of 34 to 35 percent.  The lower-than-expected income tax rate was primarily due to income earned in jurisdictions that have lower income tax rates than the U.S. statutory rate. Additionally, the $0.10 per diluted share tax item noted above was due to the reversal of interest expense as a result of the release of liabilities established for uncertain tax positions.

Anna Manning, president and chief executive officer, commented, “We are very pleased with the quarter as the bottom-line number was very strong, all key segments performed well, and we deployed a significant amount of capital both into block transactions and organic business growth. Further, in recognition of the strong, ongoing financial results, the board increased the common stock dividend by 22 percent, marking the seventh straight year of double-digit percentage increases.

“Highlights of the quarter included solid overall top-line growth, favorable U.S. individual mortality claims, and ongoing strength in our EMEA and Asia Pacific segments. Australia was profitable, and Asia was particularly strong.

“We ended the quarter with an excess capital position of approximately $1.0 billion, and thus we remain positioned to continue pursuing a balanced approach to capital management by deploying capital into in-force and other attractive transactions, share repurchases, and shareholder dividends.

“In summary, this was an excellent quarter, providing further evidence that we are successfully executing our strategy. Looking forward, we are well positioned in our markets, we have a proven approach, and we are optimistic about our ability to deliver attractive financial returns.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax net income of $90.6 million, compared with $111.4 million in the second quarter of 2016. Pre-tax adjusted operating income totaled $91.2 million for the quarter, compared with a strong $112.3 million in last year’s second quarter. Results for the current quarter reflected favorable individual mortality experience, offset by unfavorable group experience. In the year-ago period, mortality experience was in line with expectations.

Traditional net premiums increased 2 percent from last year’s second quarter to $1,335.3 million.

Financial Solutions

The Asset-Intensive business reported pre-tax net income of $87.0 million compared with $94.0 million last year. Second-quarter pre-tax adjusted operating income totaled $49.9 million compared with $54.3 million last year, attributable to ongoing favorable investment spreads, offset somewhat by unfavorable experience on payout annuities.

The Financial Reinsurance business reported pre-tax net income and pre-tax adjusted operating income of $20.0 million, up from $14.9 million the year before due to strong new business activity in 2017.
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Canada

Traditional

The Canada Traditional segment reported pre-tax net income of $32.8 million, compared with $43.3 million the year before. Pre-tax adjusted operating income totaled $31.2 million, compared with $40.9 million in the second quarter of 2016. Mortality experience in the current quarter was in line with expectations while the year-ago quarter benefited from favorable mortality experience. Foreign currency exchange rates had an adverse effect of $1.3 million on pre-tax net income and $1.2 million on pre-tax adjusted operating income for the quarter.

Reported net premiums totaled $221.4 million for the quarter, down from $240.1 million in the year-ago period due to an expected reduction in creditor business. Net foreign currency fluctuations had an adverse effect of $9.5 million on net premiums for the quarter.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported second-quarter pre-tax net income and pre-tax adjusted operating income of $4.4 million, compared with $2.1 million a year ago, reflecting favorable longevity experience in the current-year quarter. Net foreign currency fluctuations adversely affected pre-tax net income and pre-tax adjusted operating income by $0.2 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax net income and pre-tax adjusted operating income of $11.4 million, compared with $6.8 million in last year’s second quarter. The current-period results were in line with expectations, while unfavorable claims experience, most notably in the U.K., adversely affected the year-ago performance. Net foreign currency fluctuations adversely affected pre-tax net income and pre-tax adjusted operating income by $0.5 million.

Reported net premiums increased 15 percent from the prior-year period to $330.9 million, due to the impact of new treaties and growth on current treaties. Foreign currency exchange rates adversely affected net premiums by $17.2 million.

Financial Solutions

The EMEA Financial Solutions business segment includes longevity, asset-intensive, and fee-based transactions. Pre-tax net income totaled $28.9 million, compared with $27.5 million in the year-ago period. Pre-tax adjusted operating income was up slightly to $26.5 million, from $26.1 million the year before. Both periods reflected favorable longevity experience. Net foreign currency fluctuations adversely affected pre-tax net income by $3.3 million and pre-tax adjusted operating income by $3.0 million.

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Asia Pacific

Traditional

The Asia Pacific Traditional segment reported pre-tax net income and pre-tax adjusted operating income of $53.3 million, compared with $34.5 million in the prior-year period. Results for the current-year period were collectively strong across Asia due to the strong premium growth and favorable claims experience, including profitable results in Australia. Net foreign currency fluctuations had an adverse effect of $0.3 million on pre-tax net income and pre-tax adjusted operating income.

Reported net premiums rose 18 percent to $537.4 million, with strong growth across Asia, primarily from new and existing treaties in Hong Kong and Japan, offset by a reduction in premiums in Australia. Foreign currency exchange rates had a favorable effect of $1.3 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment includes asset-intensive and fee-based transactions. Pre-tax net income totaled $5.4 million, compared with pre-tax net losses totaling $0.1 million in the prior-year period. Pre-tax adjusted operating income totaled $2.6 million, compared with pre-tax operating losses of $6.0 million in the prior-year quarter. The improvement in pre-tax net income and pre-tax adjusted operating income was primarily attributable to improved performance on a treaty that is in runoff. Net foreign currency fluctuations had an adverse effect of $0.1 million on pre-tax net income and pre-tax adjusted operating income.

Corporate and Other

The Corporate and Other segment’s pre-tax net income totaled $5.5 million, compared with $18.8 million the year before. Pre-tax adjusted operating losses were $9.5 million, versus year-ago pre-tax adjusted operating losses of $12.8 million. The quarter's results benefited from the release of liabilities established for uncertain tax positions. As a result of that release, accrued interest expense of approximately $10.0 million pre-tax was reversed. The year-ago period results also benefited from a release of liabilities associated with uncertain tax positions, with a reversal in accrued interest expense of approximately $15.4 million pre-tax. Additionally, general expenses were lower than a year-ago due to reduced incentive compensation costs and other general expenses.

Dividend Declaration

The board of directors increased the quarterly dividend 22 percent, to $0.50 from $0.41, payable August 29 to shareholders of record as of August 8.

Earnings Conference Call

A conference call to discuss second-quarter results will begin at 11 a.m. Eastern Time on Friday, July 28. Interested parties may access the call by dialing 877-681-3372 (domestic) or 719-325-4820 (international). The access code is 538233. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay also will be available through Saturday, August 5, at 888-203-1112 (domestic) or 719-457-0820 (international), access code 538233. - more -

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The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. Beginning with the announcement of first-quarter 2017 results, the Company is labeling its non-GAAP measure “operating income” to “adjusted operating income.” This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after‑tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Earnings” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.2 trillion of life reinsurance in force and assets of $58.1 billion as of June 30, 2017. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations in 26 countries, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health
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reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance, and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7)
inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the
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Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2016 Annual Report.
Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended June 30,
	2017		2016
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$232,190	$3.54	$236,103	$3.64
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(25,420)	(0.40)	(46,490)	(0.71)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2,771)	(0.04)	(7,577)	(0.12)
Embedded derivatives:
Included in investment related gains/losses, net	(10,054)	(0.15)	(31,739)	(0.49)
Included in interest credited	(4,771)	(0.07)	(11,287)	(0.17)
DAC offset, net	4,462	0.07	42,147	0.65
Investment (income) loss on unit-linked variable annuities	189	—	(1,928)	(0.03)
Interest credited on unit-linked variable annuities	(189)	—	1,928	0.03
Non-investment derivatives	38	—	71	—
Adjusted operating income	$193,674	$2.95	$181,228	$2.80

(Unaudited)	Six Months Ended June 30,
	2017		2016
		Diluted Earnings Per Share		Diluted Earnings Per Share
Income before income taxes	$377,702	$5.76	$312,575	$4.81
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(5,167)	(0.08)	(68,217)	(1.04)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(3,196)	(0.05)	(10,816)	(0.17)
Embedded derivatives:
Included in investment related gains/losses, net	(69,246)	(1.06)	69,134	1.06
Included in interest credited	(22,944)	(0.35)	7,660	0.12
DAC offset, net	38,483	0.59	(7,889)	(0.12)
Investment (income) loss on unit-linked variable annuities	(2,484)	(0.04)	(2,193)	(0.03)
Interest credited on unit-linked variable annuities	2,484	0.04	2,193	0.03
Non-investment derivatives	107	—	(469)	(0.01)
Pre-tax adjusted operating income	$315,739	$4.81	$301,978	$4.65

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2017
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$339,315	$107,125	31.6%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(38,098)	(12,679)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(4,263)	(1,492)
Embedded derivatives:
Included in investment related gains/losses, net	(15,468)	(5,414)
Included in interest credited	(7,340)	(2,569)
DAC offset, net	6,865	2,403
Investment (income) loss on unit-linked variable annuities	291	102
Interest credited on unit-linked variable annuities	(291)	(102)
Non-investment derivatives	58	20
Adjusted operating income	$281,069	$87,394	31.1%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income before income taxes	$339,315	$353,223	$547,159	$460,803
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(38,098)	(67,100)	(4,826)	(99,068)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(4,263)	(11,657)	(4,917)	(16,640)
Embedded derivatives:
Included in investment related gains/losses, net	(15,468)	(48,829)	(106,533)	106,360
Included in interest credited	(7,340)	(17,364)	(35,298)	11,785
DAC offset, net	6,865	64,841	59,205	(12,137)
Investment (income) loss on unit-linked variable annuities	291	(2,966)	(3,822)	(3,374)
Interest credited on unit-linked variable annuities	(291)	2,966	3,822	3,374
Non-investment derivatives	58	110	164	(721)
Pre-tax adjusted operating income	$281,069	$273,224	$454,954	$450,382

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2017
	Pre-tax net income	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$90,594	$(1)		$654		$91,247
Financial Solutions:
Asset-Intensive	87,002	(24,642)	(1)	(12,469)	(2)	49,891
Financial Reinsurance	19,983	—		—		19,983
Total U.S. and Latin America	197,579	(24,643)		(11,815)		161,121
Canada Traditional	32,836	(1,648)		—		31,188
Canada Financial Solutions	4,425	—		—		4,425
Total Canada	37,261	(1,648)		—		35,613
EMEA Traditional	11,354	—		—		11,354
EMEA Financial Solutions	28,905	(2,374)		—		26,531
Total EMEA	40,259	(2,374)		—		37,885
Asia Pacific Traditional	53,322	—		—		53,322
Asia Pacific Financial Solutions	5,377	(2,750)		—		2,627
Total Asia Pacific	58,699	(2,750)		—		55,949
Corporate and Other	5,517	(15,016)		—		(9,499)
Consolidated	$339,315	$(46,431)		$(11,815)		$281,069

(1)	Asset-Intensive is net of $(4,128) DAC offset.

(2)	Asset-Intensive is net of $10,993 DAC offset.

(Unaudited)	Three Months Ended June 30, 2016
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$111,430	$1		$881		$112,312
Financial Solutions:
Asset-Intensive	93,979	(64,277)	(1)	24,621	(2)	54,323
Financial Reinsurance	14,875	—		—		14,875
Total U.S. and Latin America	220,284	(64,276)		25,502		181,510
Canada Traditional	43,309	(2,402)		—		40,907
Canada Financial Solutions	2,128	—		—		2,128
Total Canada	45,437	(2,402)		—		43,035
EMEA Traditional	6,834	—		—		6,834
EMEA Financial Solutions	27,469	(1,341)		—		26,128
Total EMEA	34,303	(1,341)		—		32,962
Asia Pacific Traditional	34,482	—		—		34,482
Asia Pacific Financial Solutions	(73)	(5,925)		—		(5,998)
Total Asia Pacific	34,409	(5,925)		—		28,484
Corporate and Other	18,790	(31,557)		—		(12,767)
Consolidated	$353,223	$(105,501)		$25,502		$273,224

(1)	Asset-Intensive is net of $(26,854) DAC offset.

(2)	Asset-Intensive is net of $91,695 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Six Months Ended June 30, 2017
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$120,554	$(1)		$(1,310)		$119,243
Financial Solutions:
Asset-Intensive	172,772	34,828	(1)	(106,072)	(2)	101,528
Financial Reinsurance	37,799	—		—		37,799
Total U.S. and Latin America	331,125	34,827		(107,382)		258,570
Canada Traditional	52,164	(4,210)		—		47,954
Canada Financial Solutions	8,017	—		—		8,017
Total Canada	60,181	(4,210)		—		55,971
EMEA Traditional	25,330	(7)		—		25,323
EMEA Financial Solutions	60,823	(6,817)		—		54,006
Total EMEA	86,153	(6,824)		—		79,329
Asia Pacific Traditional	95,010	—		—		95,010
Asia Pacific Financial Solutions	11,249	(9,074)		—		2,175
Total Asia Pacific	106,259	(9,074)		—		97,185
Corporate and Other	(36,559)	458		—		(36,101)
Consolidated	$547,159	$15,177		$(107,382)		$454,954

(1)	Asset-Intensive is net of $24,756 DAC offset.

(2)	Asset-Intensive is net of $34,449 DAC offset.

(Unaudited)	Six Months Ended June 30, 2016
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$162,528	$66		$2,916		$165,510
Financial Solutions:
Asset-Intensive	63,149	(80,359)	(1)	116,801	(2)	99,591
Financial Reinsurance	30,809	—		—		30,809
Total U.S. and Latin America	256,486	(80,293)		119,717		295,910
Canada Traditional	63,404	(3,133)		—		60,271
Canada Financial Solutions	2,720	—		—		2,720
Total Canada	66,124	(3,133)		—		62,991
EMEA Traditional	5,718	(5)		—		5,713
EMEA Financial Solutions	52,893	(1,154)		—		51,739
Total EMEA	58,611	(1,159)		—		57,452
Asia Pacific Traditional	75,642	(16)		—		75,626
Asia Pacific Financial Solutions	8,480	(7,036)		—		1,444
Total Asia Pacific	84,122	(7,052)		—		77,070
Corporate and Other	(4,540)	(38,501)		—		(43,041)
Consolidated	$460,803	$(130,138)		$119,717		$450,382

(1)	Asset-Intensive is net of $(13,709) DAC offset.

(2)	Asset-Intensive is net of $1,572 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Earnings per share from net income:
Basic earnings per share	$3.60	$3.68	$5.86	$4.86
Diluted earnings per share	$3.54	$3.64	$5.76	$4.81

Diluted earnings per share from adjusted operating income	$2.95	$2.80	$4.81	$4.65
Weighted average number of common and common equivalent shares outstanding	65,608	64,796	65,605	65,008

(Unaudited)	At June 30,
	2017	2016
Treasury shares	14,646	15,068
Common shares outstanding	64,492	64,070
Book value per share outstanding	$123.60	$118.32
Book value per share outstanding, before impact of AOCI	$97.68	$87.33

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2017	2016
Book value per share outstanding	$123.60	$118.32
Less effect of AOCI:
Accumulated currency translation adjustments	(2.34)	(1.46)
Unrealized appreciation of securities	28.91	33.20
Pension and postretirement benefits	(0.65)	(0.75)
Book value per share outstanding, before impact of AOCI	$97.68	$87.33

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)	Twelve Months Ended
June 30, 2017
Stockholders' average equity	$7,611,679
Less effect of AOCI:
Accumulated currency translation adjustments	(146,734)
Unrealized appreciation of securities	1,857,189
Pension and postretirement benefits	(44,439)
Stockholders' average equity, excluding AOCI	$5,945,663

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Add Twelve
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Net premiums	$2,480,451	$2,346,945	$4,846,147	$4,503,950
Investment income, net of related expenses	518,538	507,666	1,032,902	924,932
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(3,401)	(846)	(20,590)	(34,663)
Other investment related gains (losses), net	59,696	119,110	137,408	32,041
Total investment related gains (losses), net	56,295	118,264	116,818	(2,622)
Other revenue	73,992	66,193	142,149	125,376
Total revenues	3,129,276	3,039,068	6,138,016	5,551,636
Benefits and expenses:
Claims and other policy benefits	2,164,363	1,997,502	4,270,508	3,884,266
Interest credited	115,285	95,849	222,969	183,754
Policy acquisition costs and other insurance expenses	319,832	405,681	699,221	639,444
Other operating expenses	154,356	159,895	312,862	317,319
Interest expense	29,352	20,331	71,754	53,138
Collateral finance and securitization expense	6,773	6,587	13,543	12,912
Total benefits and expenses	2,789,961	2,685,845	5,590,857	5,090,833
Income before income taxes	339,315	353,223	547,159	460,803
Provision for income taxes	107,125	117,120	169,457	148,228
Net income	$232,190	$236,103	$377,702	$312,575
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